UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

Cooper Tire & Rubber Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED APRIL 4, 2012

TO PROXY STATEMENT DATED MARCH 27, 2012

This supplement to the Proxy Statement dated March 27, 2012 (the “2012 Proxy Statement”) for Cooper Tire & Rubber Company (the “Company”) corrects a disclosure made in the 2012 Proxy Statement. The information appearing in the second full paragraph on page 44 of the 2012 Proxy Statement regarding annual grants of phantom stock units to Non-Employee Directors effective in 2012 is supplemented and replaced in its entirety as follows:

Additionally, effective in 2012, each Non-Employee Director will receive an annual grant of phantom stock units in an amount equal to $100,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year.

If you have already delivered your proxy, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals. You may revoke a proxy at any time prior to its exercise by (i) delivering an instrument revoking it to the Secretary of the Company at the following address, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840; (ii) delivering a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person.